                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           HELM CAPITAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            HELM CAPITAL GROUP, INC.
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 9, 1998
                              ---------------------

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Helm Capital Group, Inc. (the "Company") to be held on Thursday, July 9, 1998, at 2:00 p.m., at the offices of the Company at 537 Steamboat Road, 4th Floor, Greenwich, Connecticut, for the following purposes:

         1.       to elect six directors; and

         2. to transact such other business as may properly come before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on May 29, 1998 will be entitled to notice of and to vote at the meeting.

         Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                                            By Order of the Board of Directors


                                            David S. Lawi
                                            Secretary


Greenwich, Connecticut
June 1, 1998

                            HELM CAPITAL GROUP, INC.
                               537 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                              --------------------


                                 PROXY STATEMENT

                              --------------------

         The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 9, 1998 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the secretary of the Company.

         The Board of Directors has fixed the close of business on May 29, 1998 as the record date for the meeting. On that date, the Company had outstanding 3,743,937 shares of common stock. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or at any adjournment thereof. Each such stockholder will be entitled to one vote for each share held and may vote in person or by proxy authorized in writing. Holders of the Company's common stock have no cumulative voting rights in the election of directors.

         The principal offices of the Company are located at 537 Steamboat Road, Greenwich, Connecticut 06830. The proxy statement and form of proxy are being sent to stockholders on or about June 1, 1998.

                              ELECTION OF DIRECTORS

         At each annual meeting, six directors are to be elected. The persons named in the enclosed form of proxy have advised that unless contrary instructions are received, they intend to vote for the six nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, the nominee is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board of Directors of the Company may propose.

NAME, PRINCIPAL OCCUPATION
OVER PAST FIVE YEARS AND                                                               DIRECTOR OF
OTHER DIRECTORSHIPS OF NOMINEE                                       AGE               COMPANY SINCE
Herbert M. Pearlman...................                               65                    l980

        Mr. Pearlman has been the Company's president and chief executive officer since l980 and became the chairman of the Company's Board of Directors in June 1984. Mr. Pearlman is a co-founder and since l982 has been a director of Seitel, Inc. ("Seitel"), a New York Stock Exchange company which is engaged in acquiring and marketing seismic data. In March l987, he was elected as the chairman of Seitel's Board of Directors. Since l984, Mr. Pearlman has been chairman of the board of directors of InterSystems, Inc., a public company engaged in the design and manufacture of industrial and agricultural equipment and in chemical compounding ("ISI"). In 1990, Mr. Pearlman became chairman of the board of directors of Unapix Entertainment, Inc. ("Unapix"), a Delaware corporation and a public company engaged in the business of marketing and distributing television programs and motion pictures. Since 1983, Mr. Pearlman has been chairman of the board of Teletrak Advanced Technology Systems, Inc., an inactive public company and subsidiary of the Company, for which the Company is seeking a merger partner ("Teletrak").

Walter M. Craig, Jr..................             44                    1993

        Mr. Craig has been the Company's executive vice president and chief operation officer since 1993. Since 1993, he has also served as president of Core Capital, Inc., a Delaware corporation which is in the business of financing receivables of healthcare and other enterprises, and president and a director of PLB Management Corp., the general partner of The Mezzanine Financial Fund, L.P. Mr. Craig has been a director of Seitel since 1987, a director of Unapix since 1993 and a director of ISI since 1993. Prior thereto, Mr. Craig served as vice president for business and legal affairs for Helm.

David S. Lawi.........................            63                    l980

         Mr. Lawi has been the Company's executive vice president and secretary from l980 until 1992, when he was appointed secretary-treasurer. Since l984, Mr. Lawi has been a director and secretary of ISI and since 1986 he has been chairman of ISI's Executive Committee. Since l982, Mr. Lawi has been a director of Seitel and in 1989 he was elected chairman of Seitel's Executive Committee. In 1990, Mr. Lawi became a director of Unapix, and in 1993, he became treasurer and secretary of Unapix, and chairman of the Executive Committee of Unapix. Mr. Lawi has been a director and secretary of Teletrak since 1983.

Joseph J. Farley......................            75                    l982

        From l982 until February 1991, Mr. Farley served as the Company's vice president for marketing and engineering. Prior to joining the Company, Mr. Farley had been a senior executive with International Business Machines Corporation ("IBM") for 32 years, where he held various positions in engineering, marketing and field engineering. His final assignment at IBM was corporate director of marketing/standard practices. Mr. Farley has been a director and chief executive officer of Teletrak since 1983.

William Lerner........................            65                     l985

         Mr. Lerner is an attorney engaged in the private practice of Law. From May 1990 until December 1990, he was General Counsel to Hon Development Company, a California real estate development company. Mr. Lerner has been a director of Seitel since l984. Mr. Lerner is also a director of Rent-Way, Inc., the owner of a chain of retail stores in the rental-purchase industry, and a director of Micros-to-Mainframes, Inc., a provider of advanced technology services and computer equipment to Fortune 2000 companies with headquarters and significant operations in the states of New Jersey, New York and Connecticut. Mr. Lerner has been a director of Teletrak since 1985.

John E. Stieglitz.....................            67                     l986

         Mr. Stieglitz is Chairman Emeritus of Conspectus, Inc., a privately-held company engaged in providing consulting services to the professional investment communities in the area of executive recruiting. Mr. Stieglitz has been a director of ISI since 1991 and a director of Seitel since 1989.

EXECUTIVE OFFICERS

        In addition to Messrs. Pearlman, Craig and Lawi, the Company has one additional executive officer. Daniel T. Murphy, 59, joined the Company in May 1984 as vice president and chief financial officer. In April 1992 he was appointed executive vice president-finance. In May 1984 he became vice president-finance and operations, and in 1985 he became executive vice president of operations and chief financial officer, of ISI, a position he held until September 1997. He became a director of Teletrak in 1988, a director of ISI in 1986, and chief financial officer of Unapix in 1996.

        All of the Company's executive officers spend a majority of their work-related time on the various businesses of the Company and its subsidiaries and affiliates, and allocate their time among these entities according to the relative need of each for executive assistance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of reports and amendments thereto furnished to the Company during, and with respect to, its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed were filed on a timely basis, except for that William Lerner's Report on Form 4 for September 1997 reporting 3,571 shares issued as directors' fees was filed 17 days late and Gerson I. Fox's Form 5 for 1996 reporting the receipt of common stock as interest on promissory notes of the Company was filed 15 days late.

ATTENDANCE AT MEETINGS; COMMITTEES

During 1997, the Company's Board of Directors held four meetings, which were attended by all of the directors.

        The Board of Directors has a standing Audit Committee, Compensation and Stock Option Committee and Executive Committee. During 1996, the Audit Committee as well as the Compensation and Stock Option Committee consisted of Messrs. Lerner and Stieglitz. The function of the Audit Committee is to select the independent public accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. The function of the Compensation and Stock Option Committee is to determine the compensation of the officers of the Company and to administer the Company's stock option plans. The Executive Committee is comprised of Messrs. Pearlman, Farley and Lawi, who is the Chairman. The function of the Executive Committee is to act on an interim basis for the full Board. The Audit Committee, the Compensation and Stock Option Committee and the Executive Committee did not meet separate from the entire Board of Directors during 1997.

                             EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to compensation awarded to, earned by or paid to the Chief Executive Officer of the Company. No other executive officers of the Company earned in excess of $100,000 for services rendered to the Company and its subsidiaries during 1997.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
NAME AND                                                                                OTHER
PRINCIPAL                                                                               ANNUAL
POSITION                   YEAR                      SALARY (1)(2)                  COMPENSATION(3)
---------------------------------------------------------------------------------------------------
Herbert M.                          1997                      $ 58,000                   $54,800
Pearlman,                           1996                       100,000                    84,320
CEO and Chairman                    1995                       100,000                    33,742

(1) Represents salary paid by the Company's wholly-owned subsidiary, Interpak Holdings, Inc. to Mr. Pearlman. The operating units of this subsidiary were sold on July 31, 1997, providing for a partial year salary to Mr. Pearlman.

(2) Does not include $100,000 payable to Mr. Pearlman in common stock of the Company, which will be issued pending listing of the shares on the American Stock Exchange, and $40,000, which has been accrued but not yet paid. See "Employment Agreements and Termination of Employment Arrangements."

(3)        Includes life insurance premiums and automobile allowances.


                INDIVIDUAL OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           NUMBER OF                  PERCENT OF
                           SECURITIES                TOTAL OPTIONS/
                           UNDERLYING                SARS GRANTED
                           OPTIONS/                  TO EMPLOYEES                       EXERCISE OR                EXPIRATION
                           SARS                      GRANTED  IN FISCAL YEAR            BASE PRICE                 DATE
NAME                       (#)                       (%)                                ($/SH)
----------------------------------------------------------------------------------------------------------------------------
HERBERT M.                 150,000                   44                                 $1.125                     10/29/02
PEARLMAN


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR END OPTION/SAR VALUE TABLE

        The following table sets forth aggregated option exercises in the last fiscal year, the number of unexercised options and fiscal year end values of the in-the-money options for the Chief Executive Officer. Al options were out-of-the-money at December 31, 1997.

                                                                             VALUE
                                                      NUMBER OF              UNEXERCISED
                  SHARES                              UNEXERCISED            IN-THE-MONEY
                  ACQUIRED                            OPTIONS AT             OPTIONS AT
                  ON                                  FISCAL Y/E             FISCAL Y/E
                  EXERCISE           VALUE            EXERCISABLE/           EXERCISABLE
NAME                 (#)             REALIZED ($)     UNEXERCISABLE          UNEXERCISABLE
---------------------------------------------------------------------------------------------
Herbert M.
Pearlman              -              -                150,000/-                  n/a

COMPENSATION OF DIRECTORS

        Until July 1, 1997, outside directors received fees of $10,000 for services they render to the Company, payable $5,000 in cash and $5,000 in common stock of the Company. Effective July 1, 1997, the outside directors received an option to purchase 20,000 shares of common stock at market as directors fees for 1997, and are to receive each year thereafter an option to purchase 10,000 shares of common stock at market on the date of grant. Expenses reasonable incurred in the furtherance of their duties are reimbursed by the Company.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

PEARLMAN EMPLOYMENT AGREEMENT

        On January 1, 1990, the Company entered into an employment contract with Herbert M. Pearlman, the Company's President and Chief Executive Officer (the "Pearlman Agreement"), with a continuous five-year term and a base salary of $404,475 per year, subject to adjustment for increases in the CPI, payable by the Company or its subsidiaries, and a bonus each year equal to five percent of the Company's consolidated pre-tax profits. To the extent Mr. Pearlman receives a portion of his salary from a subsidiary, the amount of salary payable by the Company is similarly reduced.

        Beginning in 1993, Mr. Pearlman agreed to a voluntary reduction in his base salary to $340,000, of which $100,000 has been paid by InterSystems, Inc. since that date and $100,000 has been paid by Interpak Holdings, Inc. until its sale in July 1997. Since 1994 and until June 30, 1997, an additional $100,000 has been accrued annually representing amounts payable in common stock of the Company based upon certain average stock prices, and $40,000 has been accrued annually as payable in cash by the Company. The issuance of this stock is subject to listing on the American Stock Exchange.

        Following the sale of Interpak, Mr. Pearlman agreed to an amendment in his employment agreement with the Company for the twelve months ended June 30, 1988 pursuant to which in lieu of current contractual salary and bonus, as adjusted, Mr. Pearlman will receive 7.5% of earnings before taxes, calculated prior to payment of any bonus based upon earnings before tax to any individual and prior to any gain on the sale of Interpak.

         If Mr. Pearlman is unable to discharge his duties for a period of six consecutive months, the Company may terminate the Pearlman Agreement, in which event Mr. Pearlman will be entitled to receive his adjusted salary for two years form the date of termination. Pursuant to the Agreement, he is not required to devote his full business time to the Company and may seek to acquire businesses for enterprises other than the Company as long as he obtains prior approval of the Board of Directors of the Company before acquiring any business with sales, net income before taxes and stockholders equity of more than $4,000,000, $600,000 and $750,000, respectively.

         If, at any time during the term of the Pearlman Agreement the majority of the Company's Board of Directors are comprised of members recommended by a party not supported by the Company's present Chairman (hereinafter "Change of Control"), Mr. Pearlman, at his option, will receive, no later than the date upon which such Change of Control occurs, the following (hereafter the "Change in Control Payments"):

                (i) a lump sum cash payment equal to 2.99 times the average of all forms of compensation paid to Mr. Pearlman by the Company and all of its subsidiaries and affiliates during the prior five years reduced by the amounts received pursuant to terms (ii) and (iii) below;

                (ii) a lump sum cash payment equal to the difference between the exercise price of all stock options, warrants, convertible preferred stock and convertible debentures held by Mr. Pearlman and the then current market price for the Company's common stock; and

                (iii) a continuation of all medical and disability insurance and benefits for Mr. Pearlman (and his family) for a period of five years.

        By way of illustration, if a Change in Control occurred during 1997, it is estimated that Mr. Pearlman would receive Change of Control Payments of $900,000. The Company believes that the Change in Control Payment provisions in these officers' agreements may tend to discourage attempts to acquire a controlling interest in the Company and may also tend to make the removal of management more difficult; however, the Company believes such provisions provide security and decision making independence for its executive officers.

        The Pearlman Agreement further provides (i) that upon the expiration of the term, if Mr. Pearlman's employment is not continued, he will be entitled to a severance payment of two years' salary and (ii) for certain company-paid fringe benefits such as life insurance, with the beneficiary to be specified by Mr. Pearlman, disability insurance and health insurance providing one hundred (100%) per cent coverage of most medical expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND_MANAGEMENT

        Set forth below is certain information as of May 1, l998 concerning the beneficial ownership of common stock (the Company's only class of voting securities) by each director individually, and by all officers and directors of the Company as a group and by all beneficial owners of more than 5% of the outstanding shares of the Company's common stock.

                                         Amount and Nature
                                         of Beneficial             Percent of
Name                                     Ownership(l)(2)           Class(2)

Gerson I. Fox ............                 745,917(3)                18.4%
1230 Huntington Drive
Duarte, CA 91010

Clarence Y. Palitz .......                 562,500(4)                13.2%
650 Allamuchy Road
Allamuchy, NJ 07820

Directors and Officers

Herbert M. Pearlman* .....               1,284,603(5)                28.6%

David S. Lawi* ...........                 666,551(6)                16.0%

Walter M. Craig, Jr ......                     680                     **

Joseph J. Farley .........                  57,500(7)                 1.5%

John E. Stieglitz ........                  48,825(8)                 1.3%

William Lerner ...........                  48,358(9)                 1.3%

Daniel T. Murphy .........                  58,908(10)                1.6%

All officers and directors
as a group (7 persons) ...               2,165,425(5)-(10)           43.3%


* address is 537 Steamboat Road, Greenwich, CT  06830
** less than 1%

(l) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

(2) Includes shares that may be acquired within 60 days by any of the named persons upon exercise of any contractual right.

(3) Includes 312,766 shares that may be acquired from the Company upon conversion of Series B 8% Cumulative Convertible Preferred Stock (212,766) and 1993 Class B warrants (100,000). Does not include shares held by Mr. Fox's wife, as to which he disclaims beneficial ownership.

(4) Includes 520,833 shares that may be acquired from the Company upon conversion of Series A 8% Cumulative Convertible Preferred Stock held by Mr. Palitz (104,166) and by a limited partnership as to which Mr. Palitz is the president of the corporate general partner (416,667).

(5) Includes 747,868 shares that may be acquired from the Company upon exercise of options (150,000) and Class A Warrants (66,145), and conversion of Series A 8% Cumulative Convertible Preferred Stock (421,875) and 8% debentures (109,848). Does not include shares held by Mr. Pearlman's wife, as to which he disclaims beneficial ownership.

(6) Includes 425,680 shares that may be acquired from the Company upon exercise of options (75,000) and 1993 Class A Warrants (27,763), and conversion of Series A 8% Cumulative Convertible Preferred Stock (260,417) and 8% debentures (62,500).

(7) Includes 20,000 shares which may be acquired from the Company exercise of options.

(8) Includes 20,000 shares which may be acquired from the Company exercise of options.

(9) Includes 20,000 shares which may be acquired from the Company exercise of options.

(10) Includes 29,015 shares which may be acquired from the Company upon exercise of options (23,333) and conversion of 8% debentures (5,682).

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE COMPANY, ITS SUBSIDIARIES AND THE FUND

         Messrs. Herbert M. Pearlman and David S. Lawi are principal shareholders of, and control, PLB Management Corp. ("PLB"), a Delaware corporation serving as general partner to The Mezzanine Financial Fund, L.P. (the "Fund"). In addition, they hold 5.5% and 1%, respectively, limited partnership interests in the Fund. Mr. Walter M. Craig, Jr. is President of PLB and of the Fund.

        In February 1993, the Fund made available a $750,000 line of credit to Medifin, Inc. ("Medifin"), a wholly-owned subsidiary of Core Capital, Inc. ("CCI"), to enable Medifin to initiate its business activity. The line, which was increased to $2,000,000 at December 31, 1997, matures on December 31, 1998 and bears interest at 15% per annum. The fund is entitled to receive an additional fee in common stock of CCI equal to 10% of the loan provided by the fund each year (the "Fee"). The Fee is convertible into CCI common stock at $2.00 per share. At December 31, 1997, $1,615,000 was outstanding under the loan. Messrs. Pearlman, Lawi and Craig are directors of CCI, and Mr. Craig serves as President of CCI. In addition, Helm owns approximately 19.4% of the outstanding common stock of CCI.

        In January, 1995, CCI made a $100,000 accounts receivable line of credit available to The Tropical Manufacturing Group, Inc.("TMG"), which was a party to an operating agreement and a letter of intent for the purchase of assets with Tropical Systems, Inc.("TSI"), a subsidiary of InterSystems, Inc., a Nebraska corporation and a subsidiary of ISI ("InterSystems Nebraska"). Effective upon the execution of the operating agreement in October 1995, no further accounts receivable of TMG were purchased under the line of credit, and PFS entered into a substitute accounts receivable line of credit in the amount of $250,000 with TSI. On October 31, 1996, an involuntary petition under Chapter 7 of the federal bankruptcy laws was filed against TMG. The filing was later converted to a voluntary petition and the operating agreement between TMG and TSI terminated. TSI guaranteed the amounts owing by TMG to CCI. At June 30, 1997, TSI was indebted to CCI in the amount of $109,000 under the TMG line of credit and pursuant to the TSI line of credit. In full settlement of all amounts owing to CCI, ISI issued 109,000 shares of its common stock, at $1.00 per share, to CCI after completion of the bankruptcy proceedings.

         In December 1997, Mezzanine assumed the Fund's position in a $750,000 note from a third party. The note is due November 30, 1998 and bears interest at 15% per annum plus an enhancement fee of 9% to 10%, as defined, and is collateralized by the assets of the third party. As compensation for administering the note, the fund will receive 30% of the enhancement fee.

         In September 1997, the Company transferred to Mr. Herbert M. Pearlman $100,000 of its limited partnership interest in the Fund in settlement of indebtedness owing to Mr. Pearlman.

THE COMPANY AND UNAPIX ENTERTAINMENT, INC.

         During 1997, management of the Company provided various administrative, managerial, financial, legal and accounting services to Unapix Entertainment, Inc. ("Unapix"), for which the Company was paid $121,000 by Unapix in 1997. Messrs. Pearlman, Lawi and Craig are directors of Unapix, and Mr. Murphy is the Chief Financial Officer of Unapix.

         In December 1997 and January 1998, Mezzanine advanced $750,000 ($200,000 and $550,000, respectively) to Unapix in exchange for a promissory note due December 31, 1998. The note provided for interest at 15% per annum and a number of Unapix common stock purchase warrants based on the length of time the loan is outstanding. The loan was repaid in February 1998 with a cash payment of $650,000 and $100,000 principal amount of Unapix 10% convertible subordinated notes due 2003. Mezzanine received warrants to purchase 12,500 shares of Unapix common stock at $6.00 per share expiring June 30, 2003 under the terms of the promissory note.

THE COMPANY AND INTERSYSTEMS, INC.

        Messrs. Pearlman and Lawi are parties to employment agreements with InterSystems, Inc., a 15.5% owned affiliate of the Company. All salary amounts paid under the ISI agreements reduce the amount of salary the Company is responsible to pay to these officers. The agreements, as amended, provide for current annual salaries of approximately $238,000 and $130,000 to Messrs. Pearlman and Lawi, respectively. Beginning in 1992, however, Messrs. Pearlman and Lawi agreed to significant voluntary salary reductions and are currently receiving $100,000 and $50,000, respectively, from ISI.

        In September 1997, the Compensation and Stock Option Committee of the ISI Board of Directors proposed new compensation arrangements for Herbert Pearlman and David Lawi, Chairman and Secretary, respectively, of ISI as follows: In addition to their current contractual salaries of $100,000 and $50,000, respectively, they are to receive bonuses of 5% (HMP) and 2.5% (DSL) of "EBT." For purposes of this proposal, "EBT" is to be calculated prior to payment of any bonus based upon earnings before tax to any officer of ISI. For the years 1998, 1999 and 2000, EBT shall mean EBT over $0; for the years 2001, 2002 and 2003,

EBT shall mean EBT over $250,000, and shall continue to increase by $250,000 every three years. In addition, the Committee approved the following salary increases:

                EBT                                 Pearlman                                     Lawi
         $1.0 million +                             $125,000                                    $62,500
          1.5 million +                              150,000                                     75,000
          2.0 million +                              175,000                                     87,500
          2.5 million +                              200,000                                    100,000

In addition, their contracts were to be extended for five years to June 30, 2002, with a two year evergreen feature.

        If at any time the Company no longer is able to elect a majority of ISI's Board of Directors, any of the officers may terminate their employment under his respective agreement upon 18 months' notice and receive upon the conclusion of that period a lump sum severance payment equal to 18 months' salary. Each agreement also provides that upon the expiration of the term, if the officer's employment is not continued, he will be entitled to a severance payment of two years' salary (unless employment is secured elsewhere). If, upon expiration of the employment term, continuation is offered but declined by the officer, the officer is obligated to act as a consultant for two years at 50% of his then current salary, during which time he will not provide services for any competitor of ISI.

        The Company has an arrangement with ISI whereby ISI pays the Company an amount equal to the expenses incurred by the Company and allocable to the business of ISI. These expenses consist primarily of office-related and administrative expenses and rent. During 1997, ISI paid a total of $51,000 during, and accrued an additional $32,000 at December 31, 1997, to the Company pursuant to this arrangement. During 1997, the Company had net advances due to ISI of $400,000 which included a $250,000 down payment for the acquisition by ISI of Interpak Terminals, Inc. which never took place. This amount was repaid in 1997 by cancellation of a $30,000 ISI debenture held by the Company, transferring $117,000 of ISI's common stock, or 70,060 shares at $1.67 per share, held by the Company to ISI, issuing $117,000 of Helm common stock, or 169,565 shares at $.69 per share, to ISI, and the payment of $135,000 in cash. For purposes of computing the number of shares to be issued, the average stock price for the 30 days following the date of the June 6, 1997 board meeting which approved the transaction was used.

IN GENERAL

         Messrs. Pearlman, Lawi and Murphy (the "Officers") are the holders of an aggregate $1,175,000 principal amount of the Company's unsecured 8% subordinated convertible debentures, due 1999 (the "Debentures"), holding $725,000, $412,500 and $37,500, respectively, in principal amount at December 31, 1997. The Debentures were purchased at face value by the Officers with individual promissory notes, each bearing interest at 9% per annum, and payable in annual installments over 10 years. Interest and principal on each note may be repaid in cash or by the Officer's surrender to the Company of securities of the Company, or any affiliated company. As of December 31, 1997, the notes had been paid in full. On November 21, 1997, the Company resolved to issue 171,428, 100,000 and 14,285 shares of common stock of the Company to Messrs. Pearlman, Lawi and Murphy, respectively, in repayment of $150,000, $87,500 and $12,500 aggregate principal amount of Debentures held by each of them, respectively, at a price of $.875 which is equal to the closing price of the common stock on that date. In December 1997, the Company resolved to issue, subject to listing on the American Stock Exchange, 166,723, 87,043 and 14,406 shares of common stock of the Company to Messrs. Pearlman, Lawi and Murphy, respectively, in repayment of $160,471, $83,779 and $13,866 of accrued interest at September 30, 1997, at a price of $.9625 which is equal to the average closing price of the common stock during the ten trading days preceding December 15, 1997. The listing of the shares was completed on March 4, 1998.

        Messrs. Pearlman and Lawi are limited partners of a Texas limited partnership known as Partnership 102 Limited, and control the corporation which serves as general partner to the limited partnership. Partnership 102 Limited is the landlord at a facility in Houston, Texas leased by Interpak Terminals, Inc., a former indirect wholly owned subsidiary of the Company. Interpak had been a tenant in this facility for over four years prior to the 1989 acquisition of the facility by Partnership 102 Limited. The lease provides for minimum annual payments of $429,000 through the year 2005, which lease payments are the same as Interpak paid prior to the acquisition of the facility. The Company's interest in Interpak Terminals, Inc. was sold in July 1997.

        On December 10, 1997, the Board of Directors approved the sale of $300,000 in market value of common stock of the Company, at a price of $1.00 per share, to Core Capital, Inc. (formerly Professionals' Financial Services, Inc.) in exchange for $300,000 in market value of common stock of Core Capital at $2.00 per share, subject to adjustment as follows: the purchase price of the Core Capital shares will be reduced by $.10 per share, or a pro rata amount thereof, for every $200,000 in losses on receivables of Core Capital booked as of January 1, 1997, which losses are incurred through December 31, 2000, but in no event shall the price be reduced below $1.25 per share. Herbert M. Pearlman, David S. Lawi and Walter M. Craig, Jr., officers and directors of the Company, are officers, directors and shareholders of Core Capital.

        Helm is the owner of 61.2% of the outstanding common stock of Teletrak Advanced Technology Systems, Inc. ("Teletrak"). Historically, Teletrak financed its operations and operating deficits with advances from Helm. Since 1996, Helm has made no advances to Teletrak, although financial and accounting services are provided by Helm to Teletrak. During 1997 and 1996, no transactions were entered into between Helm and Teletrak, or the current directors and officers, on the one hand, and Teletrak, on the other hand, involving in excess of $60,000 except that in August 1997 Teletrak issued 3,582,268 shares of common stock to Helm in extinguishment of $895,567 of indebtedness owing to Helm, and 5,000,000 shares of common stock to Helm upon conversion of 1,000,000 shares of outstanding preferred stock at $.20 per share.

                             VOTING ON THE PROPOSALS

         Directors will be elected by a plurality of the votes cast at the meeting. With regard to the election of directors, votes may be cast in favor or withheld, votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to any other proposal, abstentions may be specified and will have the effect of a negative vote. Likewise, broker non-votes are counted for the purposes of determining the presence or absence of a quorum with respect to a given proposal, but they are not counted for purposes of determining whether the proposal has been approved.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as independent auditors for the Company for the year ended December 31, 1998. BDO Seidman, LLP has served as independent auditors for the Company since 1985.

                            PROPOSALS BY STOCKHOLDERS

         Proposals that the stockholders wish to include it the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Stockholders must be received by the Company at 537 Steamboat Road, Greenwich, Connecticut 06830, Attention: David S. Lawi, Secretary, prior to March 10, 1999.

                                  MISCELLANEOUS

         The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment on those matters.

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or facsimile. The company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

Greenwich, Connecticut
June 1, 1998

FORM OF PROXY




                            HELM CAPITAL GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 9, 1998




        Revoking all prior proxies, the undersigned, a stockholder of Helm Capital Group, Inc. (the "Company"), hereby appoints HERBERT M. PEARLMAN and DAVID S. LAWI, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.01 per share (the "Common Stock") of the Company owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 537 Steamboat Road, Greenwich, Connecticut 06830 on July 9, 1998 at 2:00 p.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming that all said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

2.      Election of Directors

          NOMINEES: Herbert M. Pearlman
                    David S. Lawi
                    Joseph J. Farley
                    William Lerner
                    John E. Stieglitz
                    Walter M. Craig, Jr.


                FOR ALL NOMINEES           [   ]
                LISTED TO THE RIGHT
                (EXCEPT AS MARKED TO
                THE CONTRARY)

                WITHHOLD AUTHORITY         [   ]
                TO VOTE FOR
                NOMINEES LISTED

                FOR, except votes withheld for the following nominees:

          ________________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPLTY, USING THE ENCLOSED ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AT 2:00 P.M. ON JULY 9, 1998. [___]



SIGNATURE_______________________________________    DATE__________________, 1998



SIGNATURE_______________________________________    DATE__________________, 1998


NOTE: Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.